UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015 (September 30, 2015)

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

MoneyGram Payment Systems, Inc. (“MPSI”), a subsidiary of MoneyGram International, Inc. (the “Company”), and Wal-Mart Stores, Inc. (“Walmart”) are parties to a Master Trust Agreement effective April 1, 2013, as amended (the “Agreement”). Pursuant to Section 9(a) of the Agreement, upon the provision of at least 180 days’ notice by either party, the Agreement could terminate upon the expiration of the Initial Term (as defined in the Agreement) on March 31, 2016.

The parties have been discussing the continued provision of MoneyGram’s products and services to be offered in Walmart stores. To date, neither party has given notice of its intent to terminate the Agreement upon expiration of the Initial Term. On September 30, 2015, MPSI and Walmart entered into an amendment to the Agreement (the “Amendment”), pursuant to which both parties agreed to extend the Initial Term of the Agreement until June 30, 2016. The Agreement may be terminated on the expiration of the Initial Term with 180 days’ notice, which means that notice to terminate must now be provided on or before January 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name:	Francis Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: October 1, 2015